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                                                               Sub-Item 77Q1(a)

        SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                      OF

                           INVESCO SENIOR LOAN FUND

       SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST of Invesco Senior Loan Fund is made the 19/th/ day of December, 2016 by the parties signatory hereto, as Trustees;

       WHEREAS the Trust was formed on April 2, 2012 by its sole Trustee by the filing of a Certificate of Trust with the office of the Secretary of State of the State of Delaware pursuant to a Declaration of Trust, dated as of March 27, 2012, as amended and restated on May 15, 2012 (the "Original Declaration");

       WHEREAS the Trust has been formed to carry on the business of a closed-end management investment company as defined in the 1940 Act;

       WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions of the Delaware Statutory Trust Act, as amended from time to time, and the provisions hereinafter set forth; and

       WHEREAS the Board of Trustees desires to amend and restate the Original Declaration in the manner hereinafter set forth.

       NOW, THEREFORE, the Trustees hereby declare that:

       (i) the Original Declaration is amended and restated in its entirety in the manner hereinafter set forth;

       (ii) all cash, securities and other assets that the Trust may from time to time acquire in any manner shall be managed and disposed of upon the terms and conditions hereinafter set forth; and

       (iii) this Amended and Restated Agreement and Declaration of Trust and the Bylaws shall be binding in accordance with their terms on every Trustee, by virtue of having become a Trustee of the Trust, and on every Shareholder, by virtue of having become a Shareholder of the Trust, pursuant to the terms of this Agreement and the Bylaws.

                                   ARTICLE I
               NAME, DEFINITIONS, PURPOSE AND CERTIFICATE OF TRUST

   Section 1.1 Name. The name of the statutory trust is Invesco Senior Loan Fund and the Trustees may transact the Trust's affairs in that name or any other name as the Board of Trustees may from time to time designate. The Trustees may, without Shareholder approval, change the name of the Trust or any Class. Any name change of any Class shall become

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effective upon approval by the Trustees of such change or any document
(including any Registration Statement) reflecting such change. Any name change of the Trust shall become effective upon the filing of a certificate of amendment under the Delaware Act reflecting such change. Any such action shall have the status of an amendment to this Agreement. In the event of any name change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change, which notice will be deemed given if the changed name is reflected in any Registration Statement. The Trust shall constitute a Delaware statutory trust in accordance with the Delaware Act.

   Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided in the Governing Instrument:

       (a) "Affiliated Person," "Commission," "Company," "Interested Person," "Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder;

       (b) "Agreement" means this Amended and Restated Agreement and Declaration of Trust, as it may be amended, restated or supplemented from time to time;

       (c) "Board of Trustees" or "Board" shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article III hereof, having the powers and duties set forth herein;

       (d) "Bylaws" means the Bylaws of the Trust as amended, restated or supplemented from time to time by the Trustees;

       (e) "Certificate of Trust" shall mean the certificate of trust of the Trust filed on April 2, 2012 with the office of the Secretary of State of the State of Delaware as required under the Delaware Act, as such certificate may be amended or restated from time to time;

       (f) "Class" means a portion of Shares of the Trust established in accordance with the provisions of Section 2.3;

       (g) "Class Expenses" means expenses incurred by a particular Class in connection with a shareholder services arrangement or a distribution plan that is specific to such Class or any other differing share of expenses or differing fees, in each case pursuant to a plan adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act, as such plan or Rule may be amended from time to time;

       (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder;

       (i) "Covered Person" means a person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trustees as a director,

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trustee, partner, officer, employee or agent of another foreign or domestic corporation, trust, partnership, joint venture or other enterprise;

       (j) "Delaware Act" refers to the Delaware Statutory Trust Act, 12 Del.
C. (S) 3801 et seq., as such Act may be amended from time to time;

       (k) "Governing Instrument" means collectively, this Agreement, the Bylaws, and all written committee and sub-committee charters adopted by the Trustees and any amendments or modifications thereto;

       (l) "Majority Shareholder Vote" means the vote of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust with each class of Shares voting together as a single class, except to the extent the 1940 Act or the Governing Instrument requires the separate vote of one or more classes of Shares, in which case the applicable proportion of such classes of Shares voting as a separate class, as the case may be, will be required;

       (m) "Majority Trustee Vote" means the voting standard set forth in
Section 2.4 of the Bylaws;

       (n) "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder;

       (o) "Outstanding Shares" means Shares shown on the books of the Trust or the Trust's transfer agent as then issued and outstanding, but excludes Shares that the Trust has repurchased;

       (p) "Proportionate Interest" has the meaning specified in Section 2.5(c);

       (q) "Record Owner" means, as of any particular time, a record owner of Outstanding Shares of the Trust shown on the books of the Trust or the Trust's transfer agent as then issued and outstanding at such time;

       (r) "Registration Statement" shall mean the Trust's registration statement or statements as filed with the Commission, as from time to time in effect and shall include any prospectus or statement of additional information forming a part thereof;

       (s) "Schedule A" has the meaning specified in Section 2.3;

       (t) "Shareholder" means, as of any particular time, an owner of Outstanding Shares, whether beneficially or of record, of the Trust;

       (u) "Shares" means, as to the Trust or any Class, the equal proportionate transferable units of beneficial interest into which the beneficial interest of the Trust or such Class shall be divided and may include fractions of Shares in 1/1000/th/ of a Share or integral multiples thereof as well as whole Shares;

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       (v) "Trust" means Invesco Senior Loan Fund, the Delaware statutory trust formed under the Original Declaration, as amended and restated by this Agreement, and by filing of the Certificate of Trust with the office of the Secretary of State of the State of Delaware and governed by this Agreement, as such instruments may be further amended, restated or supplemented from time to time;

       (w) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, or by the Trustees on behalf of the Trust; and

       (x) "Trustees" means the natural persons who have signed this Agreement as trustees and all other natural persons who may from time to time be duly appointed as Trustee in accordance with the provisions of Section 3.4, or elected as Trustee by the Shareholders, in each case so long as they shall continue to serve as trustees of the Trust in accordance with the terms hereof, and reference herein to a Trustee or to the Trustees shall refer to such natural persons in their capacity as Trustees hereunder.

       In this Agreement or in any amended, restated or supplemented Agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended, restated or supplemented. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders.

   Section 1.3 Purpose. The purpose of the Trust is to conduct, operate and carry on the business of a closed-end management investment company registered under the 1940 Act investing primarily in securities and other financial instruments or property, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.

                                  ARTICLE II
                         SHARES OF BENEFICIAL INTEREST

   Section 2.1 Shares of Beneficial Interest. The beneficial interests of the Trust shall be divided into an unlimited number of Shares. The Trust is authorized to establish and designate one or more separate and distinct Classes. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

   Section 2.2 Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and Outstanding Shares, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares.

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The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be repurchased as, whole Shares and/or 1/1,000/th/ of a Share or integral multiples thereof.

   Section 2.3 Establishment of Classes. The Trustees may establish one or more Classes of Shares, each with an unlimited number of Shares unless otherwise specified. The Trustees hereby establish and designate the Classes listed on Schedule A attached hereto and made a part hereof ("Schedule A"). Each additional Class shall be established by the adoption of one or more resolutions by the Trustees that set(s) forth the designation of, or otherwise identifies, such Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such Class, including any Registration Statement, any amendment of this Agreement and/or Schedule A or as otherwise provided in such resolution. Upon the establishment of any Class of Shares or the termination of any existing Class of Shares, Schedule A shall be amended to reflect the addition or termination of such Class and any officer of the Trust is hereby authorized to make such amendment; provided that the amendment of Schedule A shall not be a condition precedent to the establishment or termination of any Class in accordance with this Agreement. The Shares of each Class shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees in any amendment or modification to the Trust's Governing Instrument, unless the establishing resolution or any other resolution adopted pursuant to Section 2.3 or the Registration Statement otherwise provides. Each Class so established and designated shall represent a Proportionate Interest in the net assets of the Trust and shall have identical voting, dividend, liquidation, and other rights and be subject to the same terms and conditions, except that (1) Class Expenses allocated to a Class for which such expenses were incurred shall be borne solely by that Class, (2) other expenses, costs, charges, and reserves allocated to a Class in accordance with Section 2.5(d) may be borne solely by that Class, provided that the allocation of such other expenses, costs, charges, and reserves is not specifically required to be set forth in a plan adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act, (3) dividends declared and payable to a Class pursuant to Section 7.2 shall reflect the items separately allocated thereto pursuant to the preceding clauses, (4) each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees, and (5) each Class may have exclusive voting rights with respect to matters affecting only that Class.

   Section 2.4 Actions Affecting Classes. The Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of the Trust or any Class thereof, to establish and designate and to change in any manner any Class or Classes; to fix or change such preferences, voting powers, rights, and privileges of any Classes as the Trustees may from time to time determine, including any change that may adversely affect a Shareholder; to divide or combine the Shares of the Trust or any Classes into a greater or lesser number of Shares; to classify or reclassify or convert any issued or unissued Shares of the Trust or any Classes into one or more Classes of Shares and, in connection therewith, to cause some or all of the Shareholders of such Class to be admitted as Shareholders of such other Class; and to take such other action with respect to the Shares as the

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Trustees may deem desirable. A Class may issue any number of Shares but need not issue any Shares. At any time that there are no Outstanding Shares of any particular Class previously established and designated, the Trustees may abolish that Class and the establishment and designation thereof.

   Section 2.5 Relative Rights and Preferences. Unless the establishing resolution or any other resolution adopted pursuant to Section 2.3 or the Registration Statement otherwise provides, Shares of the Trust and each Class established hereunder shall have the following relative rights and preferences:

       (a) Except as set forth in Section 2.3 and paragraph (d) of this
Section 2.5, each Share, regardless of Class, shall represent an equal pro rata interest in the assets belonging to the Trust and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications and designations and terms and conditions with each other Share of the Trust.

       (b) Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Class.

       (c) Each Class shall have a proportionate undivided interest (as determined by or at the direction of, or pursuant to authority granted by, the Trustees, consistent with industry practice) ("Proportionate Interest") in the net assets belonging to the Trust. References herein to assets, expenses, charges, costs, and reserves "allocable" or "allocated" to a particular Class shall mean the aggregate amount of such item(s) of the Trust multiplied by the Class's Proportionate Interest.

       (d) The Trustees may, in their sole discretion, allocate or authorize the allocation of particular expenses, costs, charges, and/or reserves to fewer than all the Classes. Class Expenses shall, in all cases, be allocated to the Class for which such Class Expenses were incurred. Any general liabilities, expenses, costs, charges or reserves of the Trust that are not readily identifiable as chargeable to or bearable by any particular Class shall be allocated and charged by the Trustees between or among any one or more of the Classes in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

       (e) Shares repurchased by the Trust shall be deemed to be canceled.

       (f) Any Trustee, officer or other agent of the Trust, and any organization in which any such Person has an economic or other interest, may acquire, own, hold and dispose of Shares in the Trust, whether such Shares are authorized but unissued, or already outstanding, to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell and may purchase such Shares from any such Person or any such organization, subject to the limitations, restrictions or other provisions applicable to the sale or purchase of such shares herein, the 1940 Act and other applicable law.

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       (g) The Trust may issue Shares in fractional denominations of 1/1000/th/
of a Share or integral multiples thereof to the same extent as its whole
Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares of the same Class, including without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust.

       (h) The Trustees shall have the authority to provide that the Shareholders of any Class shall have the right to exchange such Shares for Shares of one or more other Class of Shares or for interests in one or more trusts, corporations or other business entities (or a portfolio or series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees.

       All references to Shares in this Agreement shall be deemed to be shares of the Trust or any Class. All provisions herein relating to the Trust shall apply equally to each Class of the Trust, except as the context otherwise requires.

   Section 2.6 Other Securities. The Trustees may, subject to the requirements of the 1940 Act and the Governing Instrument, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including debt securities or other senior securities. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such Persons as they see fit to offer and sell such securities.

   Section 2.7 Investment in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the Trust is authorized to invest, valued as provided in applicable law. Each such investment shall be recorded in the individual Shareholder's account in the form of full and fractional Shares of the Trust, in such Class then being offered by the Trust as the Shareholder shall select. The Trustees and their authorized agents shall have the right to refuse to issue Shares to any Person at any time and for any reason.

   Section 2.8 Personal Liability of Shareholders. No Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Class thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Every note, bond, contract or other undertaking issued by or on behalf of

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the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust or otherwise limit any benefits set forth in the Delaware Act that may be applicable to such Persons).

   Section 2.9 Assent to Agreement. Every Shareholder, by virtue of having purchased a Share, shall be bound by, the terms of the Governing Instrument. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under the Governing Instrument. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Ownership of Shares shall not make the Shareholders third party beneficiaries of any contract entered into by the Trust.

   Section 2.10 Disclosure of Holding. The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct or indirect ownership of Shares as the Trustees deem to be (i) in the best interests of the Trust or (ii) necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

                                  ARTICLE III
                                 THE TRUSTEES

   Section 3.1 Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees.

       The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

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   Section 3.2 Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than two (2) nor more than fifteen (15). The natural persons who have executed this Agreement shall be the Trustees as of the date hereof.

   Section 3.3 Terms of Office of Trustees. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except that (A) any Trustee may resign his trusteeship or may retire by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (B) any Trustee may be removed, with or without cause, at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (C) any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; (D) a Trustee may be removed at any meeting of the Shareholders by a vote of the Shareholders owning at least two-thirds (66 2/3%) of the Outstanding Shares; and (E) a Trustee shall be retired in accordance with the terms of any retirement policy adopted by the Trustees and in effect from time to time.

   Section 3.4 Vacancies and Appointment of Trustees. In case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the determination of the other Trustees of such vacancy shall be conclusive. In the case of any vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than two (2) Trustees. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Board of Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act, or as otherwise considered necessary or desirable by the Trustees in their sole discretion. To the extent required by the 1940 Act, the Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. In the event that after the proxy material has been printed for a meeting of Shareholders at which Trustees are to be elected any one or more nominees named in such proxy material dies or become incapacitated or is otherwise unable or unwilling to serve, the authorized number of Trustees shall be automatically reduced by the number of such nominees, unless the Board of Trustees prior to the meeting shall otherwise determine. A meeting of Shareholders for the purpose of electing or removing one or more Trustees shall be called as provided in the Bylaws. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee, or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs.

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   Section 3.5 Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall fewer than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

   Section 3.6 Effect of Death, Resignation, etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Agreement.

   Section 3.7 Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered to be held by or in the name of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by the Trustees or in the name of any other Person as nominee on behalf of the Trust. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust or any Class of the Trust. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust, or allocable to any Class thereof, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or in assets allocable to the Class in which the Shareholder holds Shares. The Shares shall be personal property giving only the rights specifically set forth in this Agreement or the Delaware Act.

   Section 3.8 Legal Standard. The Trustees shall be subject to the same fiduciary duties to which the directors of a Delaware corporation would be subject if the Trust were a Delaware corporation, the Shareholders were shareholders of such Delaware corporation and the Trustees were directors of such Delaware corporation, and such modified duties shall replace any fiduciary duties to which the Trustees would otherwise be subject. Without limiting the generality of the foregoing, all actions and omissions of the Trustees shall be evaluated under the doctrine commonly referred to as the "business judgment rule," as defined and developed under Delaware law, to the same extent that the same actions or omissions of directors of a Delaware corporation in a substantially similar circumstance would be evaluated under such doctrine.

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Notwithstanding the foregoing, the provisions of the Governing Instrument, to the extent that they modify, restrict or eliminate the duties (including fiduciary duties), and liabilities relating thereto, of a Trustee otherwise applicable under the foregoing standard or otherwise existing at law (statutory or common) or in equity, are agreed by each Shareholder and the Trust to replace such duties and liabilities of such Trustee under the foregoing standard or otherwise existing at law (statutory or common) or in equity.

   Section 3.9 Other Business Interests. The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders, partners or employees of the Trustees, if any, shall be expected to devote their full time to the performance of such duties. The Trustees, or any Affiliated Person, shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in, or possess an interest in, any business or venture other than the Trust, of any nature and description, independently or with or for the account of others. None of the Trust or any Shareholder shall have the right to participate or share in such other business or venture or any profit or compensation derived therefrom.

                                  ARTICLE IV
                            POWERS OF THE TRUSTEES

   Section 4.1 Powers. Subject to the provisions of this Agreement, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Without limiting the foregoing and subject to any applicable limitation in the Governing Instrument or applicable law, the Trustees shall have power and authority:

       (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on, distribute and otherwise deal with and lease any or all of the assets of the Trust;

       (b) To operate as, and to carry on the business of, an investment company, and to exercise all the powers necessary and appropriate to the conduct of such operations;

       (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

       (d) To provide for the distribution of Shares either through a principal underwriter in the manner hereafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

       (e) To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve such right to the Shareholders; such Bylaws shall be deemed incorporated and included in the Governing Instrument;

       (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

       (g) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth the Governing Instrument;

       (h) To retain one or more transfer agents and shareholder servicing agents;

       (i) To set record dates in the manner provided herein or in the Bylaws;

       (j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;

       (k) To sell or exchange any or all of the assets of the Trust, subject to the right of Shareholders, if any, to vote on such transaction pursuant to
Section 6.1;

       (l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

       (m) To exercise powers and rights of subscription or otherwise that in any manner arise out of ownership of securities;

       (n) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware statutory trusts or investment companies;

       (o) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, with respect to any security held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

       (p) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

       (q) To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner hereinafter provided;

       (r) To repurchase Shares as provided for in this Agreement, upon such terms and conditions as the Trustees shall establish;

       (s) To establish one or more committees or sub-committees, to delegate any of the powers of the Trustees to said committees or sub-committees and to adopt a written charter for one or more of such committees or sub-committees governing its membership, duties and operations and any other characteristics as the Trustees may deem proper, each of which committees and sub-committees may consist of less than the whole number of Trustees then in office, and may be empowered to act for and bind the Trustees and the Trust as if the acts of such committee or sub-committee were the acts of all the Trustees then in office;

       (t) To interpret the investment policies, practices or limitations of the Trust;

       (u) To establish a registered office and have a registered agent in the State of Delaware;

       (v) To enter into joint ventures, general or limited partnerships, limited liability companies, and any other combinations and associations;

       (w) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage; and

       (x) In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

       The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity.

       The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

       No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

   Section 4.2 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Articles II and VII hereof, to apply to any such repurchase, retirement, cancellation or acquisition of Shares any funds or property of the Trust with respect to which such Shares are issued.

   Section 4.3 Principal Transactions. Subject to Article IX, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, underwriter, or transfer agent for the Trust or with any Affiliated Person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an Affiliated Person, as broker, legal counsel, registrar, investment adviser, underwriter, administrator, transfer agent, dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.

   Section 4.4 Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, and to charge or allocate to, between or among such one or more Classes, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Class, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser and manager, administrator, principal underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

   Section 4.5 Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

   Section 4.6 Independent Trustee. A Trustee who is an "independent trustee," as that term is defined in the Delaware Act, shall be deemed to be independent and disinterested for all purposes when making any determinations or taking any action as a Trustee.

                                   ARTICLE V
                 INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND
                                TRANSFER AGENT

   Section 5.1 Investment Adviser.

       (a) The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.

       (b) The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser and sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

   Section 5.2 Other Service Contracts. The Trustees may authorize the engagement of a principal underwriter, transfer agent, administrator, custodian, and any other service providers they deem to be in the best interest of the Trust.

   Section 5.3 Parties to Contract. Any contract of the character described in Sections 5.1 and 5.2 may be entered into with any corporation, firm, partnership, trust, association or other legal entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, member, employee or agent or hold any other similar officer with respect to such other party to the contract.

   Section 5.4 Miscellaneous.

       (a) The fact that (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Company or of or for any parent or affiliate of any Company, with which an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (ii) any Company with which an advisory or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian or other agency contract with one or more other companies, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

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

       (b) The authority of the Trustees hereunder to authorize the Trust to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of, supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Article V shall in no way be deemed to limit the power and authority of the Trustees as otherwise set forth in this Agreement to authorize the Trust to employ, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

                                  ARTICLE VI
                    SHAREHOLDERS' VOTING POWERS AND MEETING

   Section 6.1 Voting Powers.

       (a) The Shareholders shall have power to vote only to:

           (i) Elect Trustees, provided that a meeting of Shareholders has been called for that purpose;

           (ii) Approve transactions described in Section 6.2, Section 9.1 and Sections 9.4 through 9.8 of this Agreement;

           (iii)Approve any amendment to this Article VI, Section 9.1 or Sections 9.4 through 9.8 or, to the extent required by
                Section 6.2, to Section 8.4;

           (iv) Approve such additional matters as may be required by the 1940 Act or the Governing Instrument, or as the Trustees, in their sole discretion, shall determine.

       (b) Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law or by the Governing Instrument that may be taken by Shareholders.

       (c) Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote.

       (d) Except as otherwise provided in the Governing Instrument, on any matter submitted to a vote of the Shareholders, all Shares shall be voted together as a single class, except when required by applicable law, or when the Trustees have determined that the matter affects the interests of one or more classes or affects each class differently, then the Shareholders of each such affected class shall be entitled to vote separately thereon.

       (e) Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter.

       (f) Subject to any provision of applicable law and except as otherwise provided in the Governing Instrument, an affirmative Majority Shareholder Vote shall be required to approve any matter requiring a vote of the Shareholders.

       (g) Only Record Owners shall have the power to cast a vote at a meeting of shareholders subject to the voting provisions set forth in the Governing Instrument. Beneficial owners of Shares who are not Record Owners shall not be entitled to cast a vote at a meeting of Shareholders but shall be entitled to provide voting instructions to corresponding Record Owners, subject to any limitations imposed by applicable law and stock exchanges on which the Shares are listed for trading.

   Section 6.2 Additional Voting Powers and Voting Requirements for Certain Actions.

       (a) Notwithstanding any other provision of this Agreement, the Shareholders shall have power to vote to approve any amendment to Section 8.4 of this Agreement approved by the Board of Trustees that would have the effect of reducing the indemnification provided thereby to Shareholders or former Shareholders, and any such action shall require the affirmative vote or consent of Shareholders owning at least seventy-five percent (75%) of the Outstanding Shares.

       (b) Notwithstanding any other provision of this Agreement, any amendment to this Article VI, Section 9.1 or Sections 9.4 through 9.8 of this Agreement shall require the affirmative vote or consent of the Board of Trustees followed by the affirmative vote or consent of Shareholders owning at least seventy-five percent (75%) of the Outstanding Shares, unless such amendment has been previously approved, adopted or authorized by the affirmative vote of at least two thirds (66 2/3%) of the Board of Trustees, in which case an affirmative Majority Shareholder Vote shall be required.

       (c) The voting requirements set forth in this Section 6.2 shall be in addition to, and not in lieu of, any vote or consent of the Shareholders otherwise required by applicable law (including, without limitation, any separate vote by class that may be required by the 1940 Act) or by the Governing Instrument.

       (d) Any additional matter not expressly requiring a vote of Shareholders on which the Trustees determine the Shareholders shall have power to vote shall require the affirmative vote or consent of Shareholders owning at least seventy-five percent (75%) of the Outstanding Shares, unless such matter has been previously approved, adopted or authorized by the affirmative vote of at least two-thirds (66 2/3%) of the Board of Trustees, in which case an affirmative Majority Shareholder Vote shall be required.

                                  ARTICLE VII
                NET ASSET VALUE, DISTRIBUTIONS AND REPURCHASES

       Section 7.1 Net Asset Value. Subject to applicable federal law including the 1940 Act and Article II hereof, the Trustees, in their sole discretion, may prescribe (and delegate to any officer of the Trust or any other Person or Persons the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the per Share or net asset value of the Shares of any Class or net income attributable to the Shares of any Class, or the declaration and payment of dividends and distributions on the Shares of any Class and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable.

   Section 7.2 Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Shares or Class thereof, which may be from surplus, income, capital gains or capital or distributions in kind of the assets of the Trust. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees, although the Trustees may delegate the authority to set record, declaration, payment and ex-dividend dates, determine the amount of dividends and distributions and pay such dividends and distributions. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. The Trustees shall have the power and authority to amend, correct or change the amount of any declared dividend or distribution from time to time until such dividend or distribution has been paid to Shareholders. All dividends and other distributions on Shares of a Class shall be distributed pro rata to the Record Owners of such Class, as the case may be, in proportion to the number of Shares of such Class they held on the record date established for such payment, provided that such dividends or other distributions on Shares of a Class shall appropriately reflect Class Expenses and other expenses allocated to that Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payment plans, or similar plans as the Trustees deem appropriate.

   Section 7.3 Repurchase of Shares With Shareholder Consent.

       (a) Subject to the Governing Instrument, the Trust may repurchase Shares on the open market or such Shares as are tendered by any Record Owner for repurchase pursuant to a repurchase offer (including, without limitation, pursuant to Rule 23c-3 under the 1940 Act) or tender offer, if any, made by the Trust periodically or from time to time, upon the presentation by the Record Owner of a proper instrument of transfer together with a request directed to the Trust, its transfer agent or other duly authorized agent, that the Trust repurchase such Shares, or in accordance with such other procedures for repurchase as the Board of Trustees may from time to time authorize; and the Trust will pay therefor a price that meets the requirements of Section 23 of the 1940 Act, and the rules and regulations adopted thereunder, and that is in accordance with the terms of such repurchase offer, tender offer, the Governing Instrument and other applicable law.

       (b) The repurchase price may in any case or cases be paid wholly or partly in kind if the Board of Trustees determines that such payment is advisable in the interest of the Trust. Subject to the foregoing, the fair value, selection and quantity of securities or other property of the Trust so paid or delivered as all or part of the repurchase price shall be determined by or under authority of the Board of Trustees. Subject to applicable law, the Trust shall not be liable for any delay of any Person in transferring securities or other property selected for delivery as all or part of any payment in kind.

   Section 7.4 Repurchase of Shares Without Shareholder Consent. Subject to the Governing Instrument, the Trust shall have the right at its option and at any time, subject to the 1940 Act and other applicable law, to repurchase Shares of any Shareholder at a price that meets the requirements of Section 23 of the 1940 Act, and the rules and regulations adopted thereunder, and that is in accordance with the terms of the Governing Instrument and other applicable law:
(a) if at such time, such Shareholder owns Shares having an aggregate net asset value of less than an amount determined from time to time by the Trustees; or
(b) to the extent that such Shareholder owns Shares in an amount less than, equal to or in excess of a percentage or certain number of the Shares determined from time to time by the Trustees.

   Section 7.5 Transfer of Shares. Shares shall be transferable in accordance with the provisions of the Bylaws.

   Section 7.6 Redemptions. Shares are not redeemable at the option of the holders thereof.

                                 ARTICLE VIII
                  LIMITATION OF LIABILITY AND INDEMNIFICATION

   Section 8.1 Limitation of Liability. A Trustee or officer of the Trust, when acting in such capacity, shall not be personally liable to any Person for any act, omission or obligation of the Trust or any Trustee or officer of the Trust; provided, however, that nothing contained herein shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office with the Trust.

   Section 8.2 Indemnification of Covered Persons. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act, the Bylaws and other applicable law.

   Section 8.3 Insurance. To the fullest extent permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust Property insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Covered Person in connection with any proceeding in which such Covered Person becomes involved by virtue of such Covered Person's actions, or omissions to act, in its capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Covered Person against such liability.

   Section 8.4 Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust or any Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the Trust's assets allocable to the applicable Class, to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law. The Trust, on behalf of the affected Class, shall upon request by the Shareholder, assume the defense of any such claim made against the Shareholder for any act or obligation of the Class.

                                  ARTICLE IX
                                 MISCELLANEOUS

   Section 9.1 Vote Required. Notwithstanding any other provision of this Agreement to the contrary and subject to the exceptions provided in this
Article IX, each of the transactions described in Section 9.1 and Sections 9.4 through 9.8 shall require the approval of the Board of Trustees followed by the affirmative vote of the holders of not less than 75% of the Outstanding Shares entitled to vote unless such transaction has been previously approved by the affirmative vote of at least two-thirds (66 2/3%) of the Board of Trustees, in which case an affirmative Majority Shareholder Vote shall be required. Such affirmative vote shall be in addition to the vote or consent of Shareholders otherwise required by law or any agreement between the Trust and any national securities exchange.

   Section 9.2 Trust Not a Partnership; Taxation. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees in their capacity as such shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders, the Trustees, nor the Trust's officers nor any of the agents of the Trustees whether past, present or future, shall be personally liable therefor.

   The Board of Trustees shall have the power, in its discretion, to make an initial entity classification election, and to change any such entity classification election, of the Trust for U.S. federal income tax purposes as may be permitted or required under the Code, without the vote or consent of any Shareholder. In furtherance thereof, the Board of Trustees, or an appropriate officer as determined by the Board of Trustees, is authorized (but not required) to make and sign any such entity classification election on Form 8832, Entity Classification Election (or successor form thereto), on behalf of the Trust, sign the consent statement contained therein on behalf of all of the Shareholders thereof, and file the same with the U.S. Internal Revenue Service.

   Section 9.3 Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article VIII and to Section 9.2, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of Article VIII and Section 9.2, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained. The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead Independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification or advancement of expenses.

   Section 9.4 Dissolution of the Trust or Termination of a Class.

       (a) The Trust shall have perpetual existence, except that the Trust shall be dissolved upon approval by vote of the Board followed by a vote of Shareholders as set forth in Section 9.1; provided that if the affirmative vote of at least seventy-five percent (75%) of the Board approves the dissolution, no vote of Shareholders shall be required to dissolve the Trust.

       (b) Upon dissolution of the Trust, the Trust shall carry on no business except for the purpose of winding up its affairs, and all powers of the Trustees under this Agreement shall continue until such affairs have been wound up. Without limiting the foregoing, the Trustees shall (in accordance with Section 3808 of the Delaware Act) have the power to:

          (i) Fulfill or discharge the contracts of the Trust;

          (ii) Collect its assets;

          (iii) Sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind;

          (iv) Pay or make reasonable provision (including through the use of a liquidating trust) to pay all claims and obligations of the Trust, including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust, but for which the identity of the claimant is unknown, and claims and obligations that have not been made known to the Trust or that have not arisen but that, based on the facts known to the Trust, are likely to arise or to become known to the Trust within 10 years after the date of dissolution; and

          (v) Do all other acts appropriate to liquidate its business.

       (c) If there are sufficient assets held with respect to the Trust, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to the Trust, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including, without limitation, cash, securities or any combination thereof) held with respect to the Trust shall be distributed to the Record Owners of the Trust ratably according to the number of Shares of the Trust held of record by the several Record Owners on the date for such dissolution distribution, subject to any then existing preferential rights of Shares.

       (d) On completion of distribution of the remaining assets and upon the winding up of the Trust in accordance with Section 3808 of the Delaware Act and its termination, any one (1) Trustee shall execute, and cause to be filed, a certificate of cancellation, with the office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Delaware Act, whereupon, the Trust shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto. The Trustees shall not be personally liable to the claimants of the dissolved Trust by reason of the Trustees' actions in winding up the Trust's affairs if the Trustees complied with Section 3808(e) of the Delaware Act.

       (e) Each class hereafter created shall have perpetual existence unless terminated upon:

          (i) The vote of the Board of Trustees; or

          (ii) The occurrence of a termination event pursuant to any Board resolution establishing and designating such class.

   Section 9.5 Merger or Consolidation; Conversion; Reorganization.

       (a) Merger or Consolidation.

          (i) Pursuant to an agreement of merger or consolidation, the Board of Trustees may cause the Trust or any of its subsidiaries to merge or consolidate with or into one or more statutory trusts or "other business entities" (as defined in Section 3801 of the Delaware Act) formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall require approval by vote of the Board of Trustees followed by approval of the Shareholders as set forth in Section 9.1.

          (ii) By reference to Section 3815(f) of the Delaware Act, any agreement of merger or consolidation approved in accordance with this
Section 9.5(a) may, without a separate Shareholder vote, unless required by the 1940 Act or the requirements of any securities exchange on which Shares are listed for trading, effect any amendment to the Governing Instrument or effect the adoption of a new governing instrument if the Trust is the surviving or resulting statutory trust in the merger or consolidation, which amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation.

          (iii) If the Trust is to be the surviving or resulting statutory trust, any one (1) Trustee shall execute, and cause to be filed, a certificate of merger or consolidation in accordance with Section 3815 of the Delaware Act.

       (b) Conversion.

          (i) The Board of Trustees may cause:

              (A) The Trust to convert to an "other business entity" (as defined in Section 3801 of the Delaware Act) formed or organized under the laws of the State of Delaware as permitted pursuant to Section 3821 of the Delaware Act;

              (B) The Shares of the Trust to be converted into beneficial interests in another statutory trust; or

              (C) The Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law.

          (ii) Any such statutory conversion, Share conversion or Share exchange shall require approval by vote of the Board of Trustees followed by the approval of the Shareholders of the Trust as set forth in Section 9.1.

       (c) Reorganization.

          (i) The Board of Trustees may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust ("sale of Trust assets") to another trust, statutory trust, partnership, limited partnership, limited liability company, corporation or other association organized under the laws of any state, or to one or more separate series thereof, in exchange for cash, shares or other securities, with such sale, conveyance and transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with the Trust, or (b) not being made subject to, or not with the assumption of, such liabilities.

          (ii) Any such sale, conveyance and transfer shall require approval by vote of the Board of Trustees followed by the approval of the Shareholders of the Trust as set forth in Section 9.1.

          (iii) Following such sale of Trust assets, the Board of Trustees shall distribute such cash, shares or other securities ratably among the Record Owners of the Trust (giving due effect to the differences among the various classes).

          (iv) If all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved.

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

   Section 9.6 Reclassification of the Trust. The Board of Trustees may cause the Trust to be converted from a "closed-end company" to an "open-end company" (as those terms are defined, respectively, in Sections 5(a)(2) and 5(a)(1) of the 1940 Act). Such reclassification of the Trust shall require approval by vote of the Board of Trustees followed by the approval of Shareholders as set forth in Section 9.1.

   Section 9.7 Principal Shareholder Transactions.

       (a) Notwithstanding any other provision of this Agreement and subject to the exceptions provided in Section 9.7(c), the types of transactions described in sub-paragraphs (1) through (3) below shall require approval by vote of the Board of Trustees and the Shareholders of the Trust as set forth in Section 9.1 when a Principal Shareholder (as defined in Section 9.7(b)) is a party to the transaction.

          (i) The issuance of any securities of the Trust or any of its subsidiaries to any Principal Shareholder for cash (other than pursuant to any dividend reinvestment plan).

          (ii) The sale, lease or exchange of all or any substantial part of the assets of the Trust or any of its subsidiaries to any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Trust or any of its subsidiaries, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

          (iii) The sale, lease, or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust or any of its subsidiaries, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Trust or any of its subsidiaries, aggregating for the purpose of such computation, all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

       (b) For purposes of this Section 9.7, the term "Principal Shareholder" shall mean any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "1934 Act")), that is the beneficial owner, directly or indirectly, of five percent (5%) or more of the Shares of the Trust and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Shareholder, but shall not include the investment adviser of the Trust or any affiliated person of the investment adviser of the Trust. For the purposes of this Section 9.7, in addition to the Shares that a Principal Shareholder beneficially owns directly, a Principal Shareholder shall be deemed to be the beneficial owner of any Shares (1) which the Principal Shareholder has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (1) above), by any other Person or group with which the Principal Shareholder or its "affiliate" or "associate," as those terms are defined in Rule 12b-2, or any successor rule, under the 1934 Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its "affiliate" or "associate" as so defined.

For purposes of this Section 9.7, calculation of the total Shares of the Trust shall not include Shares deemed owned through application of clause (1) above.

       (c) The provisions of this Section 9.7 shall not be applicable to any such transaction between the Trust and any entity of which a majority of the outstanding shares of all classes and series of a stock normally entitled to vote in elections of directors is owned of record and beneficially by the Trust and its subsidiaries.

       (d) The Board of Trustees shall have the power and duty to determine for the purposes of this Section 9.7, on the basis of information known to the Trust, whether:

          (i) A Person or group beneficially owns five percent (5%) or more of the Shares;

          (ii) A corporation, person or entity is an "affiliate" or "associate" (as defined above) of another; and

          (iii) The assets being sold, leased or exchanged by or to the Trust have an aggregate fair market value of less than 2% of the total assets of the Trust (as defined above).

       Any such determination shall be conclusive and binding for all purposes of this Section 9.7 in the absence of manifest error.

   Section 9.8 Absence of Appraisal or Dissenters' Rights. No Shareholder shall be entitled, as a matter of right, to an appraisal by the Delaware Court of Chancery or otherwise of the fair value of the Shareholder's Shares or to any other relief as a dissenting Shareholder in respect of any proposal or action involving the Trust or any class of Shares.

   Section 9.9 Filing of Copies, References, Headings. The original or a copy of this Agreement or any amendment hereto or any supplemental agreement shall be kept at the office of the Trust where it may be inspected by any Shareholder. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement and any document, consent or instrument referenced in or contemplated by this Agreement or the Bylaws may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. To the extent permitted by the 1940 Act, (i) any document, consent, instrument or notice referenced in or contemplated by this Agreement or the Bylaws that is to be executed by one or more Trustees may be executed by means of original, facsimile or electronic signature and (ii) any document, consent, instrument or notice referenced in or contemplated by this Agreement or the Bylaws that is to be delivered by one or more Trustees may be delivered by facsimile or electronic means (including e-mail), unless, in the case of either clause
(i) or (ii), otherwise determined by the Trustees. The terms "include," "includes" and "including" and any comparable terms shall be deemed to mean "including, without limitation." Any reference to any statute, law, code, rule or regulation shall be deemed to refer to such statute, law, code, rule or regulation as amended or restated from time to time and any successor thereto.

   Section 9.10 Governing Law. The Trust and the Governing Instrument (including this Agreement) and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act, including the provision that gives maximum freedom to contract, and the other laws of the State of Delaware and the applicable provisions of the 1940 Act. Notwithstanding the foregoing, the following provisions shall not be applicable to the Trust, the Trustees, the Shareholders or the Governing Instrument: (A) the provisions of Sections 3533, 3540, 3561 and 3583(a) of Title 12 of the Delaware Code or (B) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal,
(vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in the Governing Instrument.

       The Trust shall be of the type commonly called a "statutory trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions; provided, however, that the exercise of any such power, privilege or action shall not otherwise violate applicable law.

   Section 9.11 Amendments. Except as specifically provided in Article VI hereof or otherwise expressly limited by the Governing Instrument, the Trustees may, without any Shareholder vote, amend this Agreement by making an amendment to this Agreement, an agreement supplemental hereto, or an amended and restated trust instrument. Any such amendment to any Article of this Agreement except to
Section 3.2 to change the minimum or maximum number of trustees, to Article VI or Section 9.1 or Sections 9.4 through 9.8, to the extent required by
Section 6.2, to Section 8.4 or to this Section 9.11, having been approved by a Majority Trustee Vote, shall become effective, unless otherwise provided by such Trustees (notwithstanding that the section being amended may require a higher Trustee vote), upon being executed by a duly authorized officer of the Trust. Any amendment to Section 3.2 to change the minimum or maximum number of trustees or to this Section 9.11, having been approved by the affirmative vote of 75% of the Board of Trustees shall become effective upon being executed by a duly authorized officer of the Trust. For the avoidance of doubt, any determination of the number of trustees within the minimum and maximum range may be determined by a majority of the Trustees are not subject to a Majority Trustee Vote. Any amendment to Article VI, Section 9.1 or Sections 9.4 through 9.8, or, to the extent required by Section 6.2, Section 8.4, having been approved by the requisite vote of the Board of Trustees followed by the requisite vote of the Shareholders as provided in Section 9.1, shall become effective upon being executed by a duly authorized officer of the Trust. A certification signed by a duly authorized officer of the Trust setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, or a duly authorized officer of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

   Section 9.12 Provisions in Conflict with Law. The provisions of this Agreement are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law, the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

   Section 9.13 Inspection of Records. Every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. Except as may be permitted by Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended from time to time, no Shareholder shall have the right to obtain from the Trust a list of the Trust's Shareholders. Except as required by the 1940 Act, Shareholders shall have no right to inspect the records, documents, accounts and books of the Trust. Any request to inspect the records of the Trust shall be submitted by the Shareholder to the Trust in writing. Upon receipt of any such request, the Trustees shall determine whether delivery of records pertaining to such request is required by the 1940 Act or is otherwise necessary or appropriate, as determined by the Trustees in their sole discretion, and whether such request complies with the requirements of the 1940 Act and, if so, establish procedures for such inspection. To preserve the integrity of the records, the Trust may provide certified copies of Trust records rather than originals. The Trust shall not be required to create records or obtain records from third parties to satisfy a Shareholder request. The Trust may require a requesting Shareholder to pay in advance or otherwise indemnify the Trust for the costs and expenses of such Shareholder's inspection of records. The rights provided for in this Section 9.13 shall not extend to any Person who is a Shareholder but not also a Record Owner.

   Section 9.14 Use of the Name "Invesco". The Board of Trustees expressly agrees and acknowledges that the name "Invesco" is the sole property of Invesco Ltd. ("Invesco"). Invesco has granted to the Trust a non-exclusive license to use such name as part of the name of the Trust now and in the future. The Board of Trustees further expressly agrees and acknowledges that the non-exclusive license granted herein may be terminated by Invesco if the Trust ceases to use Invesco or one of its Affiliated Persons as investment adviser or to use other Affiliated Persons or successors of Invesco for such purposes. In such event, the non-exclusive license may be revoked by Invesco and the Trust shall cease using the name "Invesco" or any name misleadingly implying a continuing relationship between the Trust and Invesco or any of its Affiliated Persons, as part of its name unless otherwise consented to by Invesco or any successor to its interests in such name.

       The Board of Trustees further understands and agrees that so long as Invesco and/or any future advisory Affiliated Person of Invesco shall continue to serve as the Trust's investment adviser, other registered open- or closed-end investment companies ("funds") and other types of investment vehicles as may be sponsored or advised by Invesco or its Affiliated Persons shall have the right permanently to adopt and to use the name "Invesco" in their names and in the names of any series or class of shares of such funds.

   Section 9.15 Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

       (a) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this
Section 9.15(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees is composed of Trustees who are not Independent Trustees and the Board of Trustees has not established a committee to consider the merits of such action or, if the Board of Trustees has established such a committee, a majority of that committee is composed of Trustees who are not Independent Trustees;

       (b) Unless a demand is not required under paragraph (a) of this
Section 9.15, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing ten percent (10%) or more of the total combined net asset value of all Shares issued and outstanding, or Classes to which such action relates if it does not relate to all Classes, must join in the pre-suit demand for the Trustees to commence such action; and

       (c) Unless a demand is not required under paragraph (a) of this
Section 9.15, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

       (d) For purposes of this Section 9.15, the Board of Trustees may designate a committee of one or more Trustees to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are Independent Trustees. The Trustees on that committee shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees on the committee determine not to bring such action.

       (e) In addition to all suits, claims or other actions (collectively, "claims") that under applicable law must be brought as derivative claims, each Shareholder of the Trust or any Class agrees that any claim that affects all Shareholders of a Class either equally or proportionately based on their number of Shares in such Class, must be brought as a derivative claim subject to this
Section 9.15 irrespective of whether such claim involves a violation of the Shareholders' rights under this Agreement or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.

   Section 9.16 Jurisdiction and Waiver of Jury Trial. In accordance with
Section 3804(e) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares seeking to enforce any provision of, based on any matter arising out of, or in connection with, the Governing Instrument or the Trust, any Class, or any Shares (including any claim of any nature against the Trust, any Class, the Trustees, or officers of the Trust) shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware. All Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust's registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.

       This agreement may be executed in counterparts, each of which counterpart shall be deemed to be an original, and all of which, when taken together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument this 19/th/ day of December, 2016.


                                                  /s/ David C. Arch
                                                  ------------------------------
                                                  David C. Arch

                                                  /s/ James T. Bunch
                                                  ------------------------------
                                                  James T. Bunch

                                                  /s/ Bruce L. Crockett
                                                  ------------------------------
                                                  Bruce L. Crockett

                                                  /s/ Albert R. Dowden
                                                  ------------------------------
                                                  Albert R. Dowden

                                                  /s/ Jack M. Fields
                                                  ------------------------------
                                                  Jack M. Fields

                                                  /s/ Martin L. Flanagan
                                                  ------------------------------
                                                  Martin L Flanagan

                                                  /s/ Eli Jones
                                                  ------------------------------
                                                  Eli Jones

                                                  /s/ Prema Mathai-Davis
                                                  ------------------------------
                                                  Prema Mathai-Davis

                                                  /s/ Larry Soll
                                                  ------------------------------
                                                  Larry Soll

                                                  /s/ Raymond Stickel, Jr.
                                                  ------------------------------
                                                  Raymond Stickel, Jr

                                                  /s/ Philip A. Taylor
                                                  ------------------------------
                                                  Philip A. Taylor

                                                  /s/ Robert C. Troccoli
                                                  ------------------------------
                                                  Robert C. Troccoli

                                                  /s/ Suzanne H. Woolsey
                                                  ------------------------------
                                                  Suzanne H. Woolsey

                                  SCHEDULE A

                                 SHARE CLASSES

Currently offered shares classes:

Class A, Class C, Class F, Class T and Class Y

Share classes not currently offered but with outstanding shares:

Class B, Class IB and Class IC